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                                                                     Exhibit 5.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Time Square
                            New York, New York 10036


                                                                 August 15, 2000


Element K Corporation
500 Canal View Boulevard
Rochester, New York  14623


                           Re:      Element K Corporation
                                    Registration Statement on Form S-1
                                    (File No. 333-36574)

Ladies and Gentlemen:

         We have acted as special counsel to Element K Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 6,325,000 shares (including 825,000 shares subject to an over-allotment option) (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-36574) as filed with the Securities and Exchange Commission (the "Commission") on May 9, 2000 under the Act; (ii) Amendment No. 1 thereto filed with the Commission on July 3, 2000; and (iii) Amendment No. 2 thereto filed with the Commission on July 27, 2000 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iv) Amendment No. 3 filed on the date hereof; (v) hereof the form of the Underwriting Agreement (the "Underwriting



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Element K Corporation
August 15, 2000
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Agreement") proposed to be entered into by and among the Company, as issuer, and
Credit Suisse First Boston Corporation, Chase Securities Inc. and Thomas Weisel Partners LLC, as representatives of the several underwriters named therein (the "Underwriters") filed as an exhibit to the Registration Statement; (vi) a specimen certificate representing the Common Stock; (vii) the Amended and Restated Certificate of Incorporation of the Company, as presently in effect;
(viii) the Amended and Restated By-Laws of the Company, as presently in effect; and (ix) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.



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Element K Corporation
August 15, 2000
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         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized and the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                Very truly yours,

                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                       ----------------------------------------
                                       Skadden, Arps, Slate, Meagher & Flom LLP